                                                                       EXHIBIT 5


           [LETTERHEAD OF FRESHMAN, MARANTZ, ORLANSKI COOPER & KLEIN,
                               a Law Corporation]



                                 April 26, 1999

Mustang Software
6200 Lake Ming Road
Bakersfield CA 93306



                     Re:    Mustang Software, Inc.
                            Registration Statement on Form S-8
                            75,000 Shares issuable upon exercise of options granted to Chris Rechtsteiner


Dear Sirs:

We are counsel to Mustang Software, Inc. a California (the "Company"). We have assisted the Company in its preparation of a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), registering 75,000 shares of Common Stock, no par value of the Company (the "Common Stock ") issuable upon exercise of options granted to Chris Rechtsteiner (the "Christopher B. Rechtsteiner Stock Options").

In rendering this opinion, we have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies or telecopies. We have not made an independent examination of the laws of any jurisdiction other than California and the Federal Law of the United States. and we do not express or imply any opinions in respect to the laws of any other jurisdiction. The opinions expressed herein are based on legislation and regulations in effect on the date hereof.

Based on and subject to the foregoing we are of the opinion that the Common Stock, when issued pursuant to the exercise of the Christopher B. Rechtsteiner Stock Options and the purchase price therefor has been paid, will be duly and validly issued, fully paid and nonassessable shares of Common Stock.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.



                                           Very truly yours,

                                           /s/ Freshman, Marantz, Orlanski,
                                           Cooper & Klein,


                                           FRESHMAN, MARANTZ, ORLANSKI,
                                           COOPER & KLEIN,
                                           A Law Corporation